UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 22, 2021

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 851-0123

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AMRB	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2021, American River Bankshares and/or American River Bank (collectively “the Company”), executed a First Amendment to the Employment Agreements between the Company and each of Kevin B. Bender, Mitchell A. Derenzo, and Dan C. McGregor. The Amendment increases the severance payments in the event of a “change in control” as defined in the Employment Agreements, from an amount equal to twelve (12) months of the employee’s existing annual base salary to an amount equal to eighteen (18) months of the employee’s existing annual base salary, as well to make other clarifying changes around a change in control payment.

The foregoing description is qualified by reference to the Amendment to the Employment Agreements attached as Exhibit 10.1 for Mr. Bender, Exhibit 10.2 for Mr. Derenzo, and Exhibit 10.3 for Mr. McGregor and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

(10.1) First Amendment to the Employment Agreement between the Company and Kevin B. Bender, dated February 22, 2021.

(10.2) First Amendment to the Employment Agreement between the Company and Mitchell A. Derenzo, dated February 22, 2021.

(10.3) First Amendment to the Employment Agreement between the Company and Dan C. McGregor, dated February 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/ s/ Mitchell A. Derenzo
February 22, 2021	Mitchell A. Derenzo, Chief Financial Officer